Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809
800 618-BANK
                                                www.unitybank.com
NewsNewsNewsNewsNews

For Immediate Release:

July 30, 2009

News Media & Financial Analyst Contact:
Alan J. Bedner, EVP
Chief Financial Officer
(908) 713-4308

Unity Bancorp Reports Second Quarter and Six Month Results

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported a net loss available to common shareholders of $1.6 million or ($0.22) per diluted share for the quarter ended June 30, 2009, compared to net income of $1.1 million or $0.15 per diluted share, for the second quarter of 2008.  For the six months ended June 30, 2009, the Company reported a net loss available to common shareholders of $1.2 million, or ($0.17) per diluted share, compared to net income of $2.3 million, or $0.32 per diluted share, for the same period a year ago.

Second quarter results were substantially impacted by the following items:

·
The Company recognized a pre-tax impairment charge during the quarter of $1.7 million, or $0.17 per diluted share, due to further deterioration of the underlying collateral for two pooled trust preferred securities.  The securities, which had a cost basis of $3.0 million, had been previously written down $300 thousand in December of 2008.  After the above charge the two issues of pooled trust preferred securities have a remaining book value of approximately $929 thousand.

·
The FDIC imposed a special assessment equal to 5 basis points of an insured depository institution's assets minus Tier 1 capital as of June 30, 2009. The Company recognized a charge of approximately $408 thousand, or $0.04 per diluted share, in the second quarter for this special assessment. The special assessment is payable on September 30, 2009.

On an ongoing operating basis, absent these two events, net income per diluted share would have been $0.03 for the six months ended June 30, 2009.

James A. Hughes, Unity Bancorp’s President and CEO, said, “We are very disappointed to report the impairment charges related to our pooled trust preferred securities.   We believe that the impairment charge is due to the severe financial and economic crisis affecting our country.  Unity Bancorp is financially stable and well positioned to rise above the uncertainty of the current volatile economy.  We will continue to monitor the economic situation proactively, striving to maintain strong capital ratios and reserves to enhance shareholder value.  We have taken proactive steps to decrease our expense base.  In the fourth quarter of 2008, Unity exited the National SBA program as a line of business and closed all SBA loan production offices outside our primary trade area.  We will continue to offer SBA loans as a credit product to customers in our markets.  We continue to experience challenges with our existing small business customers.  As a result, we expect to continue to have elevated provisions for loan losses for 2009.  We will continue to be aggressive in working with delinquent borrowers and are making every attempt to bring credit quality to more normalized levels.”

Net Interest Income

Since June 30, 2008, the Federal Open Market Committee has lowered interest rates 175 basis points in an attempt to stimulate economic activity. These decreases have resulted in lower yields on earning assets, in addition to lower funding costs.  During the remainder of 2009, we expect net interest margin to expand as higher cost certificates of deposit re-price in the current lower rate environment. For the quarter ended June 30, 2009, net interest income was $6.9 million, an increase of 1.2% from the quarter ended March 31, 2009, and flat from the quarter ended June 30 2008.  Factors affecting second quarter net interest income include:

·	The yield on interest-earning assets decreased 66 basis points to 5.91% from 6.57% for the same period last year.

·	The cost of interest-bearing liabilities decreased 26 basis points from 3.31% to 3.05% in the second quarter of 2009.

·	Average earning assets, consisting primarily of loans, rose 13.1%.

·	Net interest margin was 3.24%, a 42 basis point decline from 3.66% in the second quarter of 2008.

Year-to-date, net interest income was $13.6 million, or 1.2% higher than the $13.5 million reported for the first six months of 2008.

·	Net interest margin for the six months ended 2009 was 3.22%, a decline of 43 basis points from the same period last year.

·	The yield on earning assets decreased from 6.75% for the first six months of 2008, to 5.90% for the first six months of 2009.

·	The cost of interest-bearing liabilities decreased from 3.52% for the first six months of 2008, to 3.07% for the first six months of 2009.

Noninterest Income

Historically, Unity has generated noninterest income from gains on the sale of its SBA loans.  In the fourth quarter of 2008, Unity exited the National SBA program as a line of business and closed all SBA loan production offices outside its primary trade area.  Consequently, this decision has resulted in reduced noninterest income.

For the quarter ended June 30, 2009, noninterest income declined $1.9 million from the quarter ended June 30, 2008. Noninterest income was affected by the following factors:

·	Service charges on deposit accounts and service and loan fee income remained relatively flat compared to the prior year period.

·	Other-than-temporary impairment charges on investment securities amounted to $1.7 million, compared to $255 thousand in the prior year period.

·	There were no sales of SBA loans, compared to gains of $417 thousand a year ago.

·	Gains on the sales of residential mortgage loans amounted to $49 thousand.

For the six months ended June 30, 2009, noninterest income amounted to $441 thousand, a decline of $2.0 million from the six months ended June 30, 2008. Noninterest income was affected by the following factors:

·	Service charges on deposit accounts remained relatively flat compared to the prior year period.

·	Service and loan fee income remained relatively flat compared to the prior year period.

·	Other-than-temporary impairment charges on investment securities amounted to $1.7 million, compared to $255 thousand in the prior year period.

·	Gains on sales on SBA loans amounted to $29 thousand, compared to $993 thousand a year ago.

·	Gains on the sales of residential mortgage loans amounted to $113 thousand, compared to $21 thousand from the prior year period.

Noninterest Expense

As a result of current market conditions, the Company effected significant head-count reductions in the fourth quarter of 2008, primarily related to the closing of SBA loan production offices.  In addition, the Company undertook other expense saving measures, which will benefit 2009.  However, these expense reductions were partially offset by increases in FDIC insurance premiums.

For the quarter ended June 30, 2009, noninterest expenses were $6.2 million, an increase of 10.4% from the quarter ended June 30, 2008. Excluding the $408 thousand second quarter FDIC insurance special assessment, noninterest expenses were comparable to those of the same period a year ago. The following factors affected our noninterest expense:

·	Compensation and benefits expense amounted to $2.9 million, a decrease of $127 thousand, or 4.3% due to reduced head count.

·	Communications and delivery, and occupancy expense declined by 11.4% and 9.3%, respectively, due to reduced communications costs from renegotiated contracts and a decline in capital expenditures.

·	FF&E expense increased $58 thousand, primarily due to depreciation expense on new equipment and software and increased software maintenance charges.

·	Professional fees increased $117 thousand, due to increased consulting, legal and audit costs.

·	Loan collection costs increased $42 thousand, due to increased collection costs on delinquent loans.

·	FDIC insurance premiums increased $597 thousand, due primarily to the increase in FDIC insurance rates and the $408 thousand special assessment.

For the six months ended June 30, 2009, noninterest expenses were $11.8 million, an increase of 3.3% from the same period a year ago. The following factors affected our noninterest expense:

·	Compensation and benefits expense amounted to $5.5 million, a decrease of $723 thousand, or 11.7% due to reduced head count.

·	Communications and delivery, and occupancy expense declined by 8.2% and 5.7%, respectively, due to reduced communications costs from renegotiated contracts and a decline in capital expenditures.

·	FF&E expense increased $165 thousand, primarily due to depreciation expense on new equipment and software and increased software maintenance charges.

·	Professional fees increased $165 thousand, due to increased consulting, legal and audit costs.

·	Loan collection costs increased $139 thousand, due to increased collection costs on delinquent loans.

·	FDIC insurance premiums increased $835 thousand, due primarily to the increase in FDIC insurance rates and the $408 thousand second quarter special assessment.

Financial Condition

At June 30, 2009, total assets were $913.4 million, a 9.7% increase from a year ago.

·
Total loans increased $22.3 million, or 3.5%, from $643.0 million at June 30, 2008. SBA 7(a), SBA 504, residential and consumer loans increased 3.7%, 2.7%, 31.9%, and 5.9%, respectively, offset by a decline in commercial loans of 5.4%.

·	Total securities increased $57.8 million as Unity took advantage of favorable credit spreads to invest excess liquidity.

·
Total deposits increased 8.9% or $59.9 million to $731.8 million at June 30, 2009.  This increase was due to a $30.0 million increase in time deposits, a $31.2 million increase in savings accounts and a $2.4 million increase in demand deposits. These increases were partially offset by a $3.7 million decrease in interest bearing checking accounts.  The increase in savings accounts is due to a new product that requires a related checking account.  During 2009, the Company expects continued migration of time deposits in to its lower cost accounts.

·	Total borrowed funds were flat from a year ago.

·
Shareholders’ equity was $67.1 million at June 30, 2009, an increase of $19.1 million, primarily due to the issuance of $20.6 million of preferred stock under the U.S. Department of Treasury’s Capital Purchase Program.

·	Book value per common share was $6.85.

·	At June 30, 2009 the leverage, Tier I and Total Risk Based Capital ratios were 9.30%, 11.61% and 12.86%, respectively, all in excess of the ratios required to be deemed “well capitalized”.

Credit Quality

·
Nonperforming assets totaled $23.2 million at June 30, 2009, or 3.49% of total loans and “OREO” compared to $6.9 million, or 1.07% of total loans and “OREO” a year ago. The commercial, SBA and residential nonaccrual loans were $5.5, $11.8 and $5.7 million respectively.  The increase in nonperforming assets was primarily related to an increase in the SBA and residential mortgage accounts.  The majority of SBA and Commercial nonaccrual loans are secured by real estate.

·
The allowance for loan losses totaled $10.7 million at June 30, 2009, or 1.60% of total loans. The provision for loan losses for the second quarter of 2009 amounted to $1.5 million, an increase of $850 thousand from the same period a year ago.  The provision for the six months ended June 30, 2009, amounted to $3.0 million, an increase of $1.9 million from the same period a year ago.

·
Net charge-offs were $1.1 million for the three months ended June 30, 2009, compared to $355 thousand for the same period a year ago.  Net charge-offs were $2.7 million for the six months ended June 30, 2009, compared to $538 thousand for the same period a year ago.  The increase in net charge-offs for the quarter was primarily related to a workout settlement with a large non-performing loan.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $913 million in assets and $732 million in deposits.  Unity Bank provides financial services to retail, corporate and small business customers through its 16 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com, or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals.  These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among

UNITY BANCORP, INC.
SUMMARY FINANCIAL HIGHLIGHTS
June 30, 2009

				2009.Q2 VS.
				2009.Q1	2008.Q2
	6/30/2009	3/31/2009	6/30/2008%		%
BALANCE SHEET DATA:
Total Assets	$913,446	$886,677	$832,315	3.0%	9.7%
Total Deposits	731,763	703,266	671,881	4.1%	8.9%
Total Loans	665,331	669,902	643,039	-0.7%	3.5%
Total Securities	164,794	158,022	106,972	4.3%	54.1%
Total Shareholders' Equity	67,064	67,525	47,951	-0.7%	39.9%
Allowance for loan losses	(10,665)	(10,307)	(8,945)	3.5%	19.2%

FINANCIAL DATA - QUARTER TO DATE:
Net Income Before Taxes	(1,752)	1,067	1,599	-264.2%	-209.6%
Income taxes	(552)	336	495	-264.3%	-211.5%
Net income	(1,200)	731	1,104	-264.2%	-208.7%
Preferred Dividends & Discount Accretion	372	379	-	-1.8%	100.0%
Income Available to Common Shareholders	(1,572)	352	1,104	-546.6%	-242.4%

Net Income Per Share - Basic	(0.22)	0.05	0.16	-546.6%	-241.8%
Net Income Per Share - Diluted	(0.22)	0.05	0.15	-545.3%	-244.5%

Return on Average Assets	-0.54%	0.33%	0.56%	-265.4%	-196.0%
Return on Average Common Equity	-12.97%	2.90%	9.29%	-546.7%	-239.6%
Efficiency Ratio	80.58%	73.02%	69.59%	10.3%	15.8%

FINANCIAL DATA - YEAR TO DATE:
Net Income Before Taxes	(685)	1,067	3,469	-164.2%	-119.7%
Income taxes	(216)	336	1,121	-164.3%	-119.3%
Net income	(469)	731	2,348	-164.2%	-120.0%
Preferred Dividends & Discount Accretion	751	379	-	98.2%	100.0%
Income Available to Common Shareholders	(1,220)	352	2,348	-446.7%	-152.0%

Net Income Per Share - Basic	(0.17)	0.05	0.33	-446.7%	-151.7%
Net Income Per Share - Diluted	(0.17)	0.05	0.32	-446.1%	-152.8%

Return on Average Assets	-0.11%	0.33%	0.60%	-132.2%	-117.7%
Return on Average Common Equity	-5.02%	2.90%	9.87%	-273.2%	-150.9%
Efficiency Ratio	76.82%	73.02%	70.76%	5.2%	8.6%

SHARE INFORMATION:
Market Price Per Share	3.55	3.19	6.62	11.3%	-46.4%
Dividends Paid Per Share	-	-	0.05	0.0%	-100.0%
Book Value Per Common Share	6.85	6.93	6.76	-1.2%	1.3%
Average Diluted Shares Outstanding (QTD)	7,168	7,148	7,275	0.3%	-1.5%

CAPITAL RATIOS:
Total Equity to Total Assets	7.34%	7.62%	5.76%	-3.6%	27.4%
Leverage Ratio	9.11%	9.28%	8.01%	-1.9%	13.7%
Tier 1 Risk-Based Capital Ratio	11.16%	12.32%	9.42%	-9.4%	18.4%
Total Risk-Based Capital Ratio	12.41%	13.57%	10.67%	-8.6%	16.3%

CREDIT QUALITY AND RATIOS:
Nonperforming Assets	23,240	20,649	6,887	12.5%	237.4%
Net Chargeoffs to Average Loans (QTD)	0.69%	0.91%	0.23%	-24.5%	197.0%
Allowance for Loan Losses to Total Loans	1.60%	1.54%	1.39%	4.2%	15.2%
Nonperforming Assets to Total Loans and OREO	3.49%	3.08%	1.07%	13.4%	226.0%
Nonperforming Assets to Total Assets	2.54%	2.33%	0.83%	9.2%	207.5%

UNITY BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
June 30, 2009

				2009.Q2 VS.
				2009.Q1	2008.Q2
	6/30/2009	3/31/2009	6/30/2008%		%
ASSETS
Cash and due from banks	$17,295	$17,896	$20,368	-3.4%	-15.1%
Federal funds sold and interest-bearing deposits	37,232	12,329	33,678	202.0%	10.6%
Cash and cash equivalents	54,527	30,225	54,046	80.4%	0.9%

Securities available for sale	132,719	122,873	77,110	8.0%	72.1%
Securities held to maturity	32,075	35,149	29,862	-8.7%	7.4%
Total securities	164,794	158,022	106,972	4.3%	54.1%

SBA loans held for sale	23,161	22,559	25,605	2.7%	-9.5%
SBA loans held to maturity	82,157	80,008	75,988	2.7%	8.1%
SBA 504 loans	72,619	75,556	70,724	-3.9%	2.7%
Commercial loans	299,411	303,991	316,578	-1.5%	-5.4%
Residential mortgage loans	125,466	125,007	95,100	0.4%	31.9%
Consumer loans	62,517	62,781	59,044	-0.4%	5.9%
Total loans	665,331	669,902	643,039	-0.7%	3.5%
Allowance for loan losses	(10,665)	(10,307)	(8,945)	3.5%	19.2%
Net loans	654,666	659,595	634,094	-0.7%	3.2%

Premises and equipment, net	12,067	12,329	12,372	-2.1%	-2.5%
Bank owned life insurance (BOLI)	5,890	5,835	5,674	0.9%	3.8%
Federal Home Loan Bank stock	5,127	4,947	4,407	3.6%	16.3%
Accrued interest receivable	4,263	4,328	4,095	-1.5%	4.1%
Goodwill and other intangibles	1,566	1,570	1,581	-0.3%	-0.9%
Loan servicing asset	1,142	1,320	1,877	-13.5%	-39.2%
Other assets	9,404	8,506	7,197	10.6%	30.7%

Total Assets	$913,446	$886,677	$832,315	3.0%	9.7%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing checking	$83,639	$75,857	$81,273	10.3%	2.9%
Total interest-bearing checking	84,842	85,390	88,551	-0.6%	-4.2%
Total savings	211,876	163,606	180,665	29.5%	17.3%
Time deposits, under $100,000	239,893	258,890	236,241	-7.3%	1.5%
Time deposits, $100,000 and over	111,513	119,523	85,151	-6.7%	31.0%
Total deposits	731,763	703,266	671,881	4.1%	8.9%

Borrowed funds	95,000	97,000	95,000	-2.1%	0.0%
Subordinated debentures	15,465	15,465	15,465	0.0%	0.0%
Accrued interest payable	847	841	779	0.7%	8.7%
Accrued expenses and other liabilities	3,307	2,580	1,239	28.2%	166.9%
Total Liabilities	846,382	819,152	784,364	3.3%	7.9%

Cumulative Perpetual Preferred stock	18,305	18,194	-	0.6%	100.0%
Common stock	55,264	55,179	52,281	0.2%	5.7%
Retained earnings	(135)	1,437	1,593	-109.4%	-108.5%
Treasury stock at cost	(4,169)	(4,169)	(4,169)	0.0%	0.0%
Accumulated other comprehensive loss	(2,201)	(3,116)	(1,754)	-29.4%	25.5%
Total Shareholders' Equity	67,064	67,525	47,951	-0.7%	39.9%

Total Liabilities and Shareholders' Equity	$913,446	$886,677	$832,315	3.0%	9.7%

Common Shares at Period End:
Shares Issued	7,544	7,544	7,520
Shares Outstanding	7,119	7,119	7,095
Treasury Shares	425	425	425

UNITY BANCORP, INC.
QTD CONSOLIDATED STATEMENTS OF INCOME
June 30, 2009

				2009.Q2 VS.
	For the Three Months Ended			2009.Q1	2008.Q2
	6/30/2009	3/31/2009	6/30/2008%		%

Interest Income - Cash	29	13	111	123.1%	-73.9%
Interest Income - FHLB/ACBB Stock	122	-	76	100.0%	60.5%

Interest Income - AFS Investments	1,509	1,679	932	-10.1%	61.9%
Interest Income - HTM Investments	391	386	398	1.3%	-1.8%
Interest Income - Total Investments	1,900	2,065	1,330	-8.0%	42.9%

Interest Income - SBA Loans	1,564	1,607	2,028	-2.7%	-22.9%
Interest Income - SBA 504 Loans	1,285	1,231	1,260	4.4%	2.0%
Interest Income - Commercial Loans	5,051	5,016	5,407	0.7%	-6.6%
Interest Income - Mortgage Loans	1,783	1,864	1,209	-4.3%	47.5%
Interest Income - Consumer Loans	797	794	846	0.4%	-5.8%
Interest Income - Total Loans	10,480	10,512	10,750	-0.3%	-2.5%

Total Interest Income	12,531	12,590	12,267	-0.5%	2.2%

Interest Expense - Total Checking	267	270	350	-1.1%	-23.7%
Interest Expense - Total Savings	912	644	918	41.6%	-0.7%
Interest Expense - Total CDs	3,409	3,723	3,006	-8.4%	13.4%
Interest Expense - Borrowings	1,085	1,179	1,155	-8.0%	-6.1%
Total Interest Expense	5,673	5,816	5,429	-2.5%	4.5%

Net Interest Income Before Provision	6,858	6,774	6,838	1.2%	0.3%
Provision for Loan Losses	1,500	1,500	650	0.0%	130.8%
Net Interest Income After Provision	5,358	5,274	6,188	1.6%	-13.4%

Branch Fee Income	335	330	341	1.5%	-1.8%
Loan Fee Income	294	252	302	16.7%	-2.6%
Bank Owned Life Insurance (BOLI)	55	55	53	0.0%	3.8%
Gain (Loss) on Sale of Mortgage Loans	49	64	-	-23.4%	100.0%
Gain (Loss) on Sale of SBA Loans	-	29	417	-100.0%	-100.0%
Other-than-temporary impairment charges	(1,749)	-	(255)	-100.0%	585.9%
Net security gains (losses)	2	515	49	-99.6%	-95.9%
Other Income	107	103	121	3.9%	-11.6%
Total Noninterest Income	(907)	1,348	1,028	-167.3%	-188.2%

Total Compensation and Benefits	2,853	2,624	2,980	8.7%	-4.3%
Occupancy Expense	647	687	713	-5.8%	-9.3%
Communications and Delivery Expense	482	541	544	-10.9%	-11.4%
Furniture, Fixtures and Equipment Expense	471	495	413	-4.8%	14.0%
Professional Services Expense	260	246	143	5.7%	81.8%
Loan Expense	180	198	138	-9.1%	30.4%
FDIC Insurance Expense	708	301	111	135.2%	537.8%
Advertising Expense	151	75	79	101.3%	91.1%
Other Expense	451	388	496	16.2%	-9.1%
Total Noninterest Expense	6,203	5,555	5,617	11.7%	10.4%

Net Income Before Taxes	(1,752)	1,067	1,599	-264.2%	-209.6%
Income taxes	(552)	336	495	-264.3%	-211.5%
Net income	(1,200)	731	1,104	-264.2%	-208.7%
Preferred Dividends & Discount Accretion	372	379	-	-1.8%	100.0%
Income Available to Common Shareholders	(1,572)	352	1,104	-546.6%	-242.4%

Effective Tax Rate	31.51%	31.49%	30.96%

Net Income Per Share - Basic	(0.22)	0.05	0.16
Net Income Per Share - Diluted	(0.22)	0.05	0.15

Average Shares Outstanding - Basic	7,119	7,119	7,092
Average Shares Outstanding - Diluted	7,168	7,148	7,275

UNITY BANCORP, INC.
YTD CONSOLIDATED STATEMENTS OF INCOME
June 30, 2009

	CURRENT YTD	PRIOR YTD	CURRENT YTD VS. PRIOR YTD
	6/30/2009	6/30/2008	$	%

Interest Income - Cash	46	291	(245)	-84.2%
Interest Income - FHLB/ACBB Stock	118	176	(58)	-33.0%

Interest Income - AFS Investments	3,188	1,807	1,381	76.4%
Interest Income - HTM Investments	777	835	(58)	-6.9%
Interest Income - Total Investments	3,965	2,642	1,323	50.1%

Interest Income - SBA Loans	3,171	4,356	(1,185)	-27.2%
Interest Income - SBA 504 Loans	2,516	2,710	(194)	-7.2%
Interest Income - Commercial Loans	10,067	10,692	(625)	-5.8%
Interest Income - Mortgage Loans	3,646	2,288	1,358	59.4%
Interest Income - Consumer Loans	1,592	1,747	(155)	-8.9%
Interest Income - Total Loans	20,992	21,793	(801)	-3.7%

Total Interest Income	25,121	24,902	219	0.9%

Interest Expense - Total Checking	537	716	(179)	-25.0%
Interest Expense - Total Savings	1,556	2,267	(711)	-31.4%
Interest Expense - Total CDs	7,133	6,226	907	14.6%
Interest Expense - Borrowings	2,263	2,220	43	1.9%
Total Interest Expense	11,489	11,429	60	0.5%

Net Interest Income Before Provision	13,632	13,473	159	1.2%
Provision for Loan Losses	3,000	1,100	1,900	172.7%
Net Interest Income After Provision	10,632	12,373	(1,741)	-14.1%

Branch Fee Income	665	661	4	0.6%
Loan Fee Income	547	602	(55)	-9.1%
Bank Owned Life Insurance (BOLI)	110	104	6	5.8%
Gain (Loss) on Sale of Mortgage Loans	113	21	92	438.1%
Gain (Loss) on Sale of SBA Loans	29	993	(964)	-97.1%
Other-than-temporary impairment charges	(1,749)	(255)	(1,494)	585.9%
Net security gains (losses)	517	119	398	334.5%
Other Income	209	238	(29)	-12.2%
Total Noninterest Income	441	2,483	(2,042)	-82.2%

Total Compensation and Benefits	5,477	6,200	(723)	-11.7%
Occupancy Expense	1,334	1,414	(80)	-5.7%
Communications and Delivery Expense	1,023	1,114	(91)	-8.2%
Furniture, Fixtures and Equipment Expense	966	801	165	20.6%
Professional Services Expense	506	341	165	48.4%
Loan Expense	379	240	139	57.9%
FDIC Insurance Expense	1,009	174	835	479.9%
Advertising Expense	226	141	85	60.3%
Other Expense	838	962	(124)	-12.9%
Total Noninterest Expense	11,758	11,387	371	3.3%

Net Income Before Taxes	(685)	3,469	(4,154)	-119.7%
Income taxes	(216)	1,121	(1,337)	-119.3%
Net income	(469)	2,348	(2,817)	-120.0%
Preferred Dividends & Discount Accretion	751	-	751	100.0%
Income Available to Common Shareholders	(1,220)	2,348	(3,568)	-152.0%

Net Income Per Share - Basic	(0.17)	0.33
Net Income Per Share - Diluted	(0.17)	0.32

Average Shares Outstanding - Basic	7,119	7,084
Average Shares Outstanding - Diluted	7,158	7,274

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
June 30, 2009

	For the Three Months Ended
	June 30, 2009			March 31, 2009
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield

Interest-earning Assets:
Federal funds sold and interest-bearing deposits	$14,153	$29	0.82%	$10,324	$13	0.51%
Federal Home Loan Bank stock	4,972	122	9.84%	5,936	-	0.00%

Securities available for sale	130,751	1,522	4.66%	138,302	1,692	4.89%
Securities held to maturity	34,457	409	4.75%	33,984	404	4.76%
Total securities	165,208	1,931	4.68%	172,286	2,096	4.87%

SBA Loans	102,255	1,564	6.12%	105,044	1,607	6.12%
SBA 504 loans	74,209	1,285	6.95%	76,882	1,231	6.49%
Commercial loans	303,589	5,051	6.67%	305,148	5,016	6.67%
Residential mortgage loans	124,227	1,783	5.74%	129,045	1,864	5.78%
Consumer loans	63,280	797	5.05%	62,148	794	5.18%
Total loans	667,560	10,480	6.29%	678,267	10,512	6.26%

Total Interest-earning Assets	851,893	$12,562	5.91%	866,813	$12,621	5.87%

Noninterest-earning assets:
Cash and due from banks	18,397			19,627
Allowance for loan losses	(11,095)			(10,939)
Other assets	32,770			33,179
Total Noninterest-earning Assets	40,072			41,867

Total Assets	$891,965			$908,680

Interest-bearing Liabilities:
Total interest-bearing checking	$85,313	$267	1.26%	$85,064	$270	1.29%
Total savings	189,977	912	1.93%	147,260	644	1.77%
Total time deposits	360,885	3,409	3.79%	387,554	3,723	3.90%
Total Interest-bearing Deposits	636,175	4,588	2.89%	619,878	4,637	3.03%
Total borrowings	107,163	1,085	4.01%	142,109	1,179	3.36%

Total Interest-bearing Liabilities	743,338	$5,673	3.05%	761,987	$5,816	3.10%

Noninterest-bearing Liabilities:
Noninterest-bearing checking	77,630			75,546
Other Liabilities	4,148			3,879
Total Noninterest-bearing Liabilities	81,778			79,425

Total Shareholders' Equity	66,849			67,268

Total Liabilities and Shareholders' Equity	$891,965			$908,680

Net Interest Spread		6,889	2.85%		6,805	2.77%
Tax-equivalent Basis Adjustment		(31)			(31)
Net Interest Income		6,858			6,774
Net Interest Margin			3.24%			3.14%

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
June 30, 2009

	Three Months Ended
	June 30, 2009			June 30, 2008
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield

Interest-earning Assets:
Federal funds sold and interest-bearing deposits	$14,153	$29	0.82%	$22,351	$111	2.00%
Federal Home Loan Bank stock	4,972	122	9.84%	4,400	76	6.95%

Securities available for sale	130,751	1,522	4.66%	76,613	961	5.02%
Securities held to maturity	34,457	409	4.75%	31,547	416	5.27%
Total securities	165,208	1,931	4.68%	108,160	1,377	5.09%

SBA Loans	102,255	1,564	6.12%	101,006	2,028	8.03%
SBA 504 loans	74,209	1,285	6.95%	69,308	1,260	7.31%
Commercial loans	303,589	5,051	6.67%	309,081	5,407	7.04%
Residential mortgage loans	124,227	1,783	5.74%	79,985	1,209	6.05%
Consumer loans	63,280	797	5.05%	58,608	846	5.81%
Total loans	667,560	10,480	6.29%	617,988	10,750	6.99%

Total Interest-earning Assets	851,893	$12,562	5.91%	752,899	$12,314	6.57%

Noninterest-earning assets:
Cash and due from banks	18,397			14,377
Allowance for loan losses	(11,095)			(8,814)
Other assets	32,770			31,262
Total Noninterest-earning Assets	40,072			36,825

Total Assets	$891,965			$789,724

Interest-bearing Liabilities:
Total interest-bearing checking	$85,313	$267	1.26%	$82,195	$350	1.71%
Total savings	189,977	912	1.93%	185,674	918	1.99%
Total time deposits	360,885	3,409	3.79%	282,182	3,006	4.28%
Total Interest-bearing Deposits	636,175	4,588	2.89%	550,051	4,274	3.13%
Total borrowings	107,163	1,085	4.01%	110,464	1,155	4.21%

Total Interest-bearing Liabilities	743,338	$5,673	3.05%	660,515	$5,429	3.31%

Noninterest-bearing Liabilities:
Noninterest-bearing checking	77,630			78,879
Other Liabilities	4,148			2,553
Total Noninterest-bearing Liabilities	81,778			81,432

Total Shareholders' Equity	66,849			47,777

Total Liabilities and Shareholders' Equity	$891,965			$789,724

Net Interest Spread		6,889	2.85%		6,885	3.26%
Tax-equivalent Basis Adjustment		(31)			(47)
Net Interest Income		6,858			6,838
Net Interest Margin			3.24%			3.66%

UNITY BANCORP, INC.
YEAR TO DATE NET INTEREST MARGIN
June 30, 2009

	June 30, 2009			June 30, 2008
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield

Interest-earning Assets:
Federal funds sold and interest-bearing deposits	$12,249	$46	0.76%	$22,638	$291	2.59%
Federal Home Loan Bank stock	5,451	118	4.37%	4,287	176	8.26%

Securities available for sale	134,506	3,251	4.83%	73,685	1,869	5.07%
Securities held to maturity	34,221	813	4.75%	32,847	871	5.30%
Total securities	168,727	4,064	4.82%	106,532	2,740	5.14%

SBA Loans	103,641	3,171	6.12%	99,810	4,356	8.73%
SBA 504 loans	75,538	2,516	6.72%	71,827	2,710	7.59%
Commercial loans	304,365	10,067	6.67%	303,539	10,692	7.08%
Residential mortgage loans	126,623	3,646	5.76%	77,163	2,288	5.93%
Consumer loans	62,717	1,592	5.12%	58,045	1,747	6.05%
Total loans	672,884	20,992	6.27%	610,384	21,793	7.17%

Total Interest-earning Assets	859,311	$25,220	5.90%	743,841	$25,000	6.75%

Noninterest-earning assets:
Cash and due from banks	19,009			14,684
Allowance for loan losses	(11,017)			(8,752)
Other assets	32,928			30,783
Total Noninterest-earning Assets	40,920			36,715

Total Assets	$900,231			$780,556

Interest-bearing Liabilities:
Total interest-bearing checking	$85,189	$537	1.27%	$80,597	$716	1.79%
Total savings	168,736	1,556	1.86%	188,124	2,267	2.42%
Total time deposits	374,147	7,133	3.84%	279,304	6,226	4.48%
Total Interest-bearing Deposits	628,072	9,226	2.96%	548,025	9,209	3.38%
Total borrowings	124,540	2,263	3.61%	105,657	2,220	4.23%

Total Interest-bearing Liabilities	752,612	$11,489	3.07%	653,682	$11,429	3.52%

Noninterest-bearing Liabilities:
Noninterest-bearing checking	76,594			76,794
Other Liabilities	3,967			2,372
Total Noninterest-bearing Liabilities	80,561			79,166

Total Shareholders' Equity	67,058			47,708

Total Liabilities and Shareholders' Equity	$900,231			$780,556

Net Interest Spread		13,731	2.83%		13,571	3.23%
Tax-equivalent Basis Adjustment		(100)			(98)
Net Interest Income		13,631			13,473
Net Interest Margin			3.22%			3.65%

UNITY BANCORP, INC.
ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES
June 30, 2009

	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
ALLOWANCE FOR LOAN LOSSES:
Balance, Beginning of Quarter	$10,307	$10,326	$9,913	$8,945	$8,650
Provision for Loan Losses Charged to Expense	1,500	1,500	1,300	2,100	650
	11,807	11,826	11,213	11,045	9,300
Less: Chargeoffs
SBA loans	323	1,106	310	423	249
SBA 504 loans	112	200	500	500	-
Commercial loans	798	249	148	200	60
Residential mortgage loans	33	58	-	-	-
Consumer loans	11	-	5	78	56
Total Chargeoffs	1,277	1,613	963	1,201	365
Add: Recoveries
SBA loans	56	33	72	40	5
SBA 504 loans	-	5	-	-	-
Commercial loans	79	53	4	29	4
Residential mortgage loans	-	-	-	-	-
Consumer loans	-	3	-	-	1
Total Recoveries	135	94	76	69	10
Net Chargeoffs	1,142	1,519	887	1,132	355
Balance, End of Quarter	10,665	10,307	10,326	9,913	8,945

LOAN QUALITY INFORMATION:
Nonperforming loans	$22,774	$19,886	$16,120	$10,636	$6,621
Other real estate owned (OREO)	466	763	710	318	266
Total nonperforming assets	23,240	20,649	16,830	10,954	6,887
Less: Amount guaranteed by Small Business Administration	3,214	2,426	$1,983	$998	$686
Net nonperforming assets	20,026	18,223	14,847	9,956	6,201

Loans 90 Days Past Due & Still Accruing	$781	$853	$2,536	$3,532	$76

Allowance for Loan Losses to:
Total Loans at Quarter End	1.60%	1.54%	1.51%	1.45%	1.39%
Nonperforming loans	46.83%	51.83%	64.06%	93.19%	135.10%
Total nonperforming assets	45.89%	49.92%	61.35%	90.50%	129.88%
Net nonperforming assets	53.26%	56.56%	69.55%	99.57%	144.26%
Net chargeoffs to average loans	0.69%	0.91%	0.52%	0.67%	0.23%
Nonperforming Loans to Total Loans	3.42%	2.97%	2.35%	1.55%	1.03%
Nonperforming Assets to Total Loans & OREO	3.49%	3.08%	2.45%	1.60%	1.07%
Nonperforming Assets to Total Assets	2.54%	2.33%	1.87%	1.27%	0.83%

UNITY BANCORP, INC.
QUARTERLY FINANCIAL DATA
June 30, 2009

	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
SUMMARY OF INCOME:
Total Interest Income	$12,531	$12,590	$12,898	$12,965	$12,267
Total Interest Expense	5,673	5,816	6,162	5,883	5,429
Net Interest Income Before Provision	6,858	6,774	6,736	7,082	6,838
Provision for Loan Losses	1,500	1,500	1,300	2,100	650
Net Interest Income After Provision	5,358	5,274	5,436	4,982	6,188
Total Noninterest Income	(907)	1,348	555	(344)	1,028
Total Noninterest Expense	6,203	5,555	5,773	5,779	5,617
Net Income Before Taxes	(1,752)	1,067	218	(1,141)	1,599
Income taxes	(552)	336	(366)	(139)	495
Net income	(1,200)	731	584	(1,002)	1,104
Preferred Dividends & Discount Accretion	372	379	110	-	-
Income Available to Common Shareholders	$(1,572)	$352	$474	$(1,002)	$1,104

Net Income Per Share - Basic	(0.22)	0.05	0.07	(0.14)	0.16
Net Income Per Share - Diluted	(0.22)	0.05	0.07	(0.14)	0.15

COMMON SHARE DATA:
Market Price Per Share	3.55	3.19	3.90	4.00	6.62
Dividends Paid	-	-	-	-	0.05
Book Value Per Common Share	6.85	6.93	6.99	6.55	6.76
Average Shares Outstanding - Basic	7,119	7,119	7,113	7,107	7,092
Average Shares Outstanding - Diluted	7,168	7,148	7,190	7,259	7,275
Shares Outstanding	7,119	7,119	7,119	7,110	7,095

OPERATING RATIOS:
Return on Average Assets	-0.54%	0.33%	0.26%	-0.47%	0.56%
Return on Average Common Equity	-12.97%	2.90%	3.56%	-8.45%	9.29%
Efficiency Ratio	80.58%	73.02%	75.81%	70.51%	69.59%

BALANCE SHEET DATA:
Total Assets	$913,446	$886,677	$898,310	$864,083	$832,315
Total deposits	731,763	703,266	707,117	684,680	671,881
Total loans	665,331	669,902	685,946	685,023	643,039
Total securities	164,794	158,022	149,509	99,410	106,972
Total Shareholders' Equity	67,064	67,525	67,803	46,539	47,951
Allowance for loan losses	(10,665)	(10,307)	(10,326)	(9,913)	(8,945)

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning Assets	5.91%	5.87%	6.18%	6.45%	6.57%
Interest-bearing Liabilities	3.05%	3.10%	3.30%	3.28%	3.31%
Net Interest Spread	2.85%	2.77%	2.88%	3.17%	3.26%
Net Interest Margin	3.24%	3.14%	3.25%	3.55%	3.66%

CREDIT QUALITY:
Nonperforming Assets	23,240	20,649	16,830	10,954	6,887
Net Chargeoffs to Average Loans	0.69%	0.91%	0.52%	0.67%	0.23%
Allowance for Loan Losses to Total Loans	1.60%	1.54%	1.51%	1.45%	1.39%
Nonperforming Assets to Total Loans and OREO	3.49%	3.08%	2.45%	1.60%	1.07%
Nonperforming Assets to Total Assets	2.54%	2.33%	1.87%	1.27%	0.83%

CAPITAL RATIOS AND OTHER:
Total Equity to Total Assets	7.34%	7.62%	7.55%	5.39%	5.76%
Leverage Ratio	9.11%	9.28%	9.54%	7.42%	8.01%
Tier 1 Risk-Based Capital Ratio	11.16%	12.32%	12.02%	9.07%	9.42%
Total Risk-Based Capital Ratio	12.41%	13.57%	13.27%	10.33%	10.67%
Number of Banking Offices	16	16	16	16	16
Number of ATMs	19	19	19	19	19
Number of Employees	168	162	167	176	191